SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                January 23, 2006


                       GREEN PLAINS RENEWABLE ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Iowa
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

       333-121321                                          84-1652107
------------------------                       ---------------------------------
(Commission file number)                       (IRS employer identification no.)

         9635 Irvine Bay Court, Las Vegas, Nevada            89147
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)


                                 (702) 524-8928
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                   This document contains a total of 4 pages.

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Item 1.01 Entry Into a Material Definitive Agreement

Design Build Contract

         General Terms and Conditions

         We entered into a Lump-Sum Design Build Contract with Fagen, Inc. (the "Construction Agreement"). The Construction Agreement is dated January 13, 2006, but it was not mutually executed by the parties until January 23, 2006. Under the Construction Agreement, Fagen will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of the Plant and provide all material, equipment, tools and labor necessary to complete the Plant in accordance with the terms of the Construction Agreement. As consideration for the services to be performed, Fagen will be paid $55,881,454, subject to adjustments contained in the Construction Agreement.

         We are required to pay an initial payment of $5,000,000, less retainage, at the time of the notice to proceed. We are required to make payments to Fagen based upon monthly applications for payment submitted to us by Fagen, Inc. for all work performed as of the date of the application. We expect to retain 10% of the amount submitted in each application for payment up to a maximum of $2,794,073. Retainage will be released upon substantial completion of the Plant or that related to completed portions of the work. All undisputed amounts not paid within five days after the due date will incur interest.


         If Fagen encounters "differing site conditions," it will expect to be entitled to an adjustment in the contract price and time of performance, if such conditions adversely affect its costs and performance time. By "differing site conditions," we mean any concealed physical conditions at the site that:

         o Materially differ from the conditions contemplated in the Construction Agreement; or

         o Any unusual conditions which differ materially from the conditions ordinarily encountered in similar work.

         In addition, Fagen is expected to be responsible for the following:

         o Providing all necessary design services, such as architectural, engineering and other professional design services, consistent with applicable law and provided by licensed design professionals either employed by Fagen or qualified independent licensed design consultants;

         o Performing all work in accordance with all legal requirements;

         o Obtaining all underground utility locating service permits, building permits, mechanical permits, electrical permits, structure permits and above ground storage tank permits;

         o Performing its responsibilities in a safe manner so as to prevent damage, injury or loss;

         o Providing to us a warranty that the work performed for us is of good quality, conforms to all contract and construction documents, and is free of defect in materials and workmanship;

         o For a period of one year after substantial completion, correcting, at their cost, any defects in materials and workmanship and commencing correction of defects within seven days of receipt of notice from us that the work performed was defective;

         o Obtaining and providing us with a certificate of insurance covering claims arising from worker's compensation or disability; claims for bodily injury, sickness, death or disease, regardless of whether the person injured was an employee of Fagen; coverage for usual personal injury liability claims for damages sustained by a person as a direct or indirect result of Fagen's employment of the person, or sustained by any other person; claims for damage or destruction of tangible personal property; claims for damages (other than relating to Fagen's work) because of injury to or destruction of tangible property; claims

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

         arising from personal injury, death or property damage resulting from ownership, use and maintenance of any motor vehicles; or claims pursuant to any duty to indemnify. Such insurance must be maintained throughout the development and construction of the Plant; and

         o Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any bodily injury, sickness, death or damage or destruction of property if such arises from the negligent acts or omissions of Fagen, its consultants, agents or employees.

         We expect to be responsible for the following:

         o Obtaining and maintaining liability insurance to protect us from any claim that may arise from performance of our responsibilities;

         o Obtaining and maintaining property insurance for the full insurable value of the Plant, including professional fees, overtime premiums and all other expenses incurred to replace or repair the Plant;

         o Indemnifying, defending and holding Fagen, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any bodily injury, sickness, death or damage or destruction of property due to the negligent act or omission of our officers, directors, agents and employees;

         o Rough grading and preparing the construction site to the specifications of Fagen;

         o Obtaining septic tank and drain field permits, railroad permits and approvals, archeological survey, highway access permit, construction air permit, construction permit, operations permit, wastewater permit, water appropriation permit, fire protection permit and TTB permit;

         o Procuring potable water supply and distribution, process water supply and distribution, fire loop and fire protection system, a continuous supply of electricity and natural gas to the site, utility water discharge line, wells and well pump, and fencing;

         o Arranging for rail service, tracks, ties and ballast to the Plant.

         Fagen will have the right to stop or postpone work and to reasonably adjust the time for completion of the Plant if any of the following occurs:

         o There is a force majeure event, such as, without limitation, floods, earthquakes, hurricanes, tornadoes, adverse weather conditions not reasonably anticipated or acts of God; sabotage; vandalism beyond that which could reasonably be prevented; terrorism; war; riots; fire; explosion; blockades; insurrection; strike; slow down or labor disruptions; economic hardship or delay in the delivery of materials or equipment that is beyond the control of Fagen, and action or failure to take action by any governmental authority, but only if such requirements, actions, or failures to act prevent or delay performance; and inability, despite due diligence, to obtain any licenses, permits, or approvals required by any governmental authority

         o The presence of any hazardous conditions at the construction site. Upon receiving notice of a hazardous condition, we must immediately proceed to correct the condition. After the condition is corrected and our experts provides written certification that the hazardous condition has been corrected and all necessary governmental approvals have been obtained, Fagen should resume work in the effected area. Fagen may be entitled to an adjustment in price and time for completion of the Plant if its price and time for performance has been adversely affected by the hazardous condition;

         o Work on the Plant has stopped for 60 consecutive days, or more than 90 days total, because of any order from us or a court or governmental authority, if such stoppage is not because of any act or omission of

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

         Fagen or because we failed to provide Fagen with information, permits or approvals for which we will be responsible. Fagen may terminate the Construction Agreement if we do not begin to correct the above within seven days after receipt of Fagen's termination notice.

         All drawings, specifications, calculations, data, notes and other materials and documents furnished by Fagen will be owned by Fagen. We will be granted an irrevocable limited license to use such drawings, specifications and related documents in connection with our occupancy and repair of the Plant.

         Timetable for Completion of the Plant, Early Completion Bonus and Liquidated Damages

         It is estimated that the Plant will be substantially completed within 485 days after the notice to proceed, which may not be given prior to March 1, 2006. Fagen is entitled to an early completion bonus if the project is finished ahead of schedule and is required to pay liquidated damages in the event the project is not timely completed. This schedule also assumes that weather, strikes, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

         Termination

         Both parties have the right to terminate the Construction Agreement for cause. If we terminate the Construction Agreement without cause or if Fagen terminates the Construction Agreement for cause, then we will be required to pay Fagen for (i) all work executed prior to termination, (ii) Fagen's reasonable costs and expenses attributable to such termination, (iii) amounts due in settlement of terminated contracts with subcontractors and design consultants,
(iv) overhead and profit margin of fifteen percent on the sum of (i) and (ii),
(v) all retainage withheld by us on account of work that was completed in accordance with the Construction Agreement, and (iv) $1,250,000 for the use of Fagen's work product if we resume construction of the plant without utilizing Fagen's services.

         Dispute Resolution

         The Construction Contract provides that disputes would first be resolved through discussions between Fagen and us. If the dispute is still not resolved, then the parties would submit the matter to non-binding mediation. In the event that the dispute is still not settled, the matter must be resolved by arbitration in accordance with the Construction Industry Arbitration Rules and Mediation Provisions of the American Arbitration Association, unless the parties agree otherwise. The determination of the arbitrator is expected to be final and may not be appealed to any court. The prevailing party in any arbitration proceeding is entitled to recover reasonable attorney's fees and expenses incurred.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GREEN PLAINS RENEWABLE ENERGY, INC.



Date: January 26, 2006                      By    /s/ Barry A. Ellsworth
                                               ---------------------------------
                                               Barry A. Ellsworth
                                               President
                                               (Principal Executive Officer)

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